UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2018

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under Item 2.03 is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective July 1, 2018, Barrett Business Services, Inc. (the "Company"), entered into a Third Amendment (the "Amendment") to its Amended and Restated Credit Agreement dated as of June 30, 2017 (the "Credit Agreement"), with its principal bank, Wells Fargo Bank, National Association. The Amendment increases the revolving credit line under the Credit Agreement from $25,000,000 to $28,000,000 through the expiration of the revolving credit line on July 1, 2020. The Amendment also increases the sublimit for standby letters of credit under the revolving credit line from $6.0 million to $7.5 million. All other terms and conditions of the Credit Agreement remain unchanged from the description included in Note 4 to the Company's consolidated financial statements included in its Quarterly Report on Form 10-K for the quarter ended March 31, 2018, filed by the Company with the Securities and Exchange Commission (the "SEC") on May 8, 2018 (the "First Quarter 2018 10-Q"), as modified by the Second Amendment to the Credit Agreement dated June 20, 2018, the principal terms of which are described in the Company's Current Report on Form 8-K filed by the Company with the SEC on June 27, 2018 (the "June 27, 2018 8-K"). The descriptions of the material terms of the Credit Agreement included in the First Quarter 2018 10-Q as subsequently modified by the terms described in the June 27, 2018 8-K are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: July 5, 2018	By:	/s/ Gary E. Kramer
Gary E. Kramer Vice President-Finance, Treasurer and Secretary